Exhibit (a)(1)(B)
LETTER OF TRANSMITTAL
To Tender Shares of Common Stock
Of
HOSPITALITY INVESTORS TRUST, INC.
Pursuant to the Offer to Purchase
Dated October 25, 2017
ACCOUNT NUMBER
NAME
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6
NUMBER OF SHARES
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, DECEMBER 11, 2017, UNLESS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).
Capitalized terms used herein and not defined shall have the meanings given to them in the Offer to Purchase 1,000,000 Shares of Hospitality Investors Trust, Inc. at a Purchase Price of  $6.50 per share dated October 25, 2017, as it may be amended from time to time (the “Offer to Purchase”).
IMPORTANT, PLEASE READ: The procedures required to tender your Shares in the Offer depend on how you hold your Shares. If you hold your Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company, custodian or other nominee and you are not the holder of record on the Company’s books, you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures and provide them with any necessary paperwork in order to have them tender your Shares. STOCKHOLDERS HOLDING THEIR SHARES THROUGH A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY, CUSTODIAN (SUCH AS AN IRA ACCOUNT) OR OTHER NOMINEE MUST NOT DELIVER A LETTER OF TRANSMITTAL DIRECTLY TO THE DEPOSITARY (COMPUTERSHARE). The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Shares must submit the Letter of Transmittal that pertains to your Shares to the Depositary (Computershare) on your behalf. Such stockholders are urged to consult such broker, dealer, commercial bank, trust company, custodian or other nominee as soon as possible if they wish to tender Shares.
UNCONDITIONAL TENDER
Check the box below if you are tendering all of your Shares unconditionally. If you are tendering less than all of your Shares, write the number of your Shares that you wish to tender on the line below. If more than 1,000,000 Shares (or such greater number as the Company may elect to purchase, subject to applicable law) are properly tendered and not properly withdrawn, the Company will purchase all Shares properly tendered
VOLUNTARY CORPORATE ACTION COY: HITR

and not properly withdrawn (except for stockholders who tendered Shares conditionally for which the condition was not satisfied), on a pro rata basis. See Section 1 and 2 in the Offer to Purchase and the related Important Instructions and Information accompanying this Letter of Transmittal for more details.
☐
Tender All Shares Owned

-or-
☐
Number of Shares Tendered:
(Enter a fractional or whole number of Shares only. Dollar amounts not accepted. See Section 10 of the Offer to Purchase for the treatment of any fractional Shares.)
CONDITIONAL TENDER
A stockholder may condition his or her tender of Shares upon the Company purchasing a specified minimum number of the stockholder’s Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate and appropriately indicate the minimum number of Shares that must be purchased from the stockholder for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes, and the Company cannot assure you that sale or exchange treatment will be available. Each stockholder is urged to consult with his or her own financial or tax advisor with respect to the advisability of making a conditional offer before completing this section. No assurances can be provided that a conditional tender will achieve the intended United States federal income tax result for any stockholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.
☐
The minimum number of Shares that must be purchased from me, if any are purchased from me,

is:   Shares.
If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked this box:
☐
The tendered Shares represent all Shares held by the undersigned.

DISTRIBUTION METHOD
Check one of the boxes below to indicate the method by which the Company should distribute the proceeds of any Shares accepted for payment in the Offer to you.
☐
Mail to Address of Record

☐
Mail to Alternate Address listed below under the caption “Mailing Instructions” Medallion Signature Guarantee required for this selection

☐
Mail to Custodian of Record, address must be provided under the caption “Mailing Instructions” Medallion Signature Guarantee required for this selection

VOLUNTARY CORPORATE ACTION COY: HITR

MAILING INSTRUCTIONS
Complete below if you wish to have proceeds sent to an address or instructions not on file or to have the check delivered to the Custodian’s address. If you complete this section a Medallion Signature Guarantee is required.
ISSUE CHECK TO:

NAME (PLEASE PRINT)

STREET ADDRESS

CITY                 STATE                 ZIP CODE

BROKERAGE ACCOUNT NUMBER — IF APPLICABLE
WIRE INSTRUCTIONS
FOR CUSTODIAN ACCOUNTS ONLY WHERE INSTRUCTIONS WILL BE AGGREGATED; ANY
OTHER WIRE INSTRUCTIONS PLACED HERE FOR OTHER ACCOUNT TYPES WILL NOT
BE ACCEPTED AND A CHECK WILL BE SENT TO THE ADDRESS ON FILE
Complete below if you wish to have proceeds wired to you, the Custodian. If you complete this section a Medallion Signature Guarantee is required.
Wire Transfer Instructions
PLEASE ENSURE YOU FOLLOW THE INSTRUCTIONS OUTLINED BELOW. IF YOU DO NOT FOLLOW THE PROCESS OUTLINED BELOW, A CHECK WILL BE SENT TO YOU IN LIEU OF A WIRE.
Wire instructions can ONLY BE USED if the Depositary is to aggregate your instructions for all Custodian accounts you are tendering on behalf of. The Depositary for the Offer can have your funds wired to you for a fee of  $200.00. The wire fee will be deducted from your proceeds prior to receipt and it will be up to you, to allocate all funds to your holders.
PAYMENT BY WIRE TRANSFER: To be completed only if the Payment is to be made by wire transfer. (Please note: $200 will be deducted from the amount to be wired to cover the applicable wire fee if it is a domestic wire. $300 will be deducted from the amount to be wired to cover the applicable wire fee if it is a foreign wire).
*Computershare is not liable for wires that do not transmit through the banking system. Any funds which are returned via wire due to incorrectly supplied information will be returned to the shareholder in the form of a check.
VOLUNTARY CORPORATE ACTION COY: HITR

For wires made outside the United States, please include American correspondent bank information.
Registered Name:

Your Bank Account Information (where funds are to be sent):

Bank Account Registration:

Bank Account Number/IBAN:

Bank Name:

Bank Address 1:

Bank Address 2:

Bank Address 3:

ABA/SWIFT/BIC/Sort Code/BSB:

Bank Local Code (if applicable):

Intermediary Bank Information (if applicable):

Bank Name:

Bank Address 1:

Bank Address 2:

Bank Address 3:

ABA/SWIFT/BIC/Sort Code/BSB:

Signature: Medallion Guarantee:
Name:   (Please Print)
Name of Firm:

Address:

Area Code and Tel. No.: Dated:
VOLUNTARY CORPORATE ACTION COY: HITR

SIGNATURE
SIGN HERE TO TENDER YOUR SHARES
The undersigned Stockholder (or authorized person signing on behalf of the registered Stockholder), as Assignor, hereby tenders the number of Shares specified above pursuant to the terms of the Offer. The undersigned hereby certifies, under penalties of perjury, that the information and representations provided have been duly completed by the undersigned, are true and correct as of the date hereof. (Must be signed by registered Stockholder(s) exactly as name(s) appear(s) in the Company’s records. If signature is by an officer of a corporation, attorney-in-fact, agent, executor, administrator, trustee, guardian or other person(s) acting in fiduciary or representative capacity, please write the capacity next to the signature, affix a Medallion Signature Guarantee to the below and see Instruction 6 from “Instructions to Letter of Transmittal.”)

PRINT YOUR NAME(S) ON THE LINE ABOVE

SIGNATURE & DATE — STOCKHOLDER/EXECUTOR/PERSONAL REPRESENTATIVE

SIGNATURE & DATE — CO-STOCKHOLDER/ CO-EXECUTOR
Medallion Signature Guarantee
Only required if not the registered holder is not executing Letter of Transmittal or if issuing out payment in another name than the registered holder. Each signature must be separately medallion signature guaranteed. A notarization is not acceptable.
IMPORTANT; CUSTODIAN SIGNATURE: If your Shares are held through a broker, dealer, commercial bank, trust company, custodian or other nominee, you must mail this Letter of Transmittal to the broker, dealer, commercial bank, trust company, custodian or other nominee in the account registration for their signature below under “Custodian Signature.”

CUSTODIAN SIGNATURE
A Medallion Signature Guarantee is required for Authorized Custodian. A notary public is not an acceptable guarantor.
Guarantor: Affix signature guarantee here.

VOLUNTARY CORPORATE ACTION COY: HITR

IMPORTANT INSTRUCTIONS AND INFORMATION
REGARDING THE TENDERING OF SHARES OF COMMON STOCK
of
HOSPITALITY INVESTORS TRUST, INC.
Pursuant to the Offer to Purchase
dated October 25, 2017
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, DECEMBER 11, 2017, UNLESS EXTENDED OR WITHDRAWN.
Capitalized terms used herein and not defined shall have the meanings given to them in the Offer to Purchase 1,000,000 Shares of Hospitality Investors Trust, Inc. at a Purchase Price of  $6.50 per share dated October 25, 2017, as it may be amended from time to time (the “Offer to Purchase”).
Holders of Shares desiring to tender their Shares should complete and sign the accompanying Letter of Transmittal and forward it to the Depositary by one of the permitted methods of delivery listed below to the corresponding address set forth below. Instructions for completing this Letter of Transmittal are included herein. To ensure timely delivery, you may want to consider sending the Letter of Transmittal via overnight courier. Please see below for methods of delivery for Shares held on your behalf by a broker, dealer, commercial bank, trust company, custodian or other nominee.
The Depositary for the Offer is:
By Registered, Certified or Express Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940	By Overnight Courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021
For assistance in completing this Letter of Transmittal, please contact the Company at (571) 529-6390 or 450 Park Avenue, Suite 1400, New York, New York 10022.
VOLUNTARY CORPORATE ACTION COY: HITR

IMPORTANT, PLEASE READ:
Delivery of this Letter of Transmittal or any other required documents to the Depositary to an address other than one of the addresses set forth above does not constitute valid delivery.
The procedures required to tender your Shares in the Offer depend on how you hold your Shares. If you hold your Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company, custodian or other nominee and you are not the holder of record on the Company’s books, you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures and provide them with any necessary paperwork in order to have them tender your Shares. Stockholders holding their Shares through a broker, dealer, commercial bank, trust company, custodian (such as an IRA account) or other nominee must not deliver a Letter of Transmittal directly to the Depositary (Computershare). The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Shares must submit the Letter of Transmittal that pertains to your Shares to the Depositary (Computershare) on your behalf. If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted and such signature must be affixed with a medallion guarantee.
VOLUNTARY CORPORATE ACTION COY: HITR

CERTAIN TERMS AND CONDITIONS
OF
THE OFFER TO PURCHASE
BY
HOSPITALITY INVESTORS TRUST, INC.
Capitalized terms used herein and not defined shall have the meanings given to them in the Offer to Purchase 1,000,000 Shares of Hospitality Investors Trust, Inc. at a Purchase Price of  $6.50 per share dated October 25, 2017, as it may be amended from time to time (the “Offer to Purchase”).
Ladies and Gentlemen:
Each stockholder whose signature appears on the Letter of Transmittal (each an “Assignor”) hereby tenders to Hospitality Investors Trust, Inc., a Maryland corporation (“the “Company”), the number of the Assignor’s shares of common stock of the Company (the “Shares”) specified in the Letter of Transmittal at a purchase price of  $6.50 per Share, net to the Assignor in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in the Letter of Transmittal (which, together with any supplements or amendments, collectively constitute the “Offer”). The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City Time on December 11, 2017, unless the Offer is extended or withdrawn (such time and date, as they may be extended, the “Expiration Date”).
Stockholders of record of the Company (“Stockholders”) who tender their Shares hereunder will not be obligated to pay transfer fees, brokerage fees, or commissions on the sale of the Shares.
Subject to and effective upon acceptance for payment of and payment for the Shares tendered hereby, the Assignor hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to all of the Shares tendered hereby, subject to the proration provisions of the Offer, including, without limitation, all rights in, and claims to, any voting rights, profits and losses, cash distributions accrued or declared with a record date after the Expiration Date and other benefits of any nature whatsoever distributable or allocable to such tendered Shares under the Company’s charter (as amended, restated or otherwise modified from time to time).
Subject to and effective on acceptance for payment of, and payment for, the Shares tendered with this Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer, the Assignor hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the Shares that are being tendered hereby and irrevocably constitutes and appoints Computershare Trust Company, N.A. (the “Depositary”), the true and lawful agent and attorney-in-fact of the Assignor, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the Assignor’s rights with respect to such Shares, to (a) transfer ownership of such Shares on the account books maintained by the Company’s registrar, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, the Company, (b) present such Shares for cancellation and transfer on the Company’s books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and subject to the conditions of the Offer.
The Assignor hereby represents and warrants for the benefit of the Company and the Depositary that (i) the Assignor owns the Shares tendered hereby and has full power and authority to validly tender, sell, assign and transfer the Shares tendered hereby, (ii) when the same are accepted for payment by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, (iii) such Shares will not be subject to any adverse claims and (iv) the transfer and
VOLUNTARY CORPORATE ACTION COY: HITR

assignment contemplated in the Letter of Transmittal are in compliance with all applicable laws and regulations. Upon request, the Assignor will execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the assignment, transfer and purchase of Shares tendered hereby and otherwise in order to complete the transactions and transfers to the Company and the Depositary contemplated in the Letter of Transmittal.
It is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, for a person acting alone or in concert with others, directly or indirectly, to tender Shares for such person’s own account unless at the time of tender and at the Expiration Date such person has a “net long position” in (a) the Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Shares for the purpose of tender to the Company within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into Shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Shares so acquired for the purpose of tender to the Company within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth in the Letter of Transmittal will constitute the Assignor’s representation and warranty to the Company that (a) the Assignor has a “net long position” in Shares or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (b) such tender of Shares complies with Rule 14e-4.
The Assignor understands that a tender of Shares pursuant to the procedures described in Section 2 of the Offer to Purchase and in the Instructions hereto will constitute a binding agreement between the Assignor and the Company upon the terms and conditions of the Offer. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Assignor, and any obligation of the Assignor under the Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the Assignor. Except as stated in the Offer, this tender is irrevocable. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Stockholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. The Company encourages tendering Stockholders to submit tender material as early as possible, so that such Stockholders will have as much time as possible prior to the Expiration Date to correct any defects or irregularities in their tenders. See Section 2 of the Offer to Purchase and the Instructions to the Letter of Transmittal for additional details regarding the procedures for properly tendering Shares.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
VOLUNTARY CORPORATE ACTION COY: HITR

INSTRUCTIONS
to
LETTER OF TRANSMITTAL
for
HOSPITALITY INVESTORS TRUST, INC.
Forming Part of the Terms and Conditions of the Offer
1.
Delivery of Letter of Transmittal.   The Letter of Transmittal is to be completed by all Stockholders who wish to tender Shares in response to the Offer. For a Stockholder to tender Shares validly, a properly completed and duly executed Letter of Transmittal, along with any required signature guarantees and any other required documents, must be received by the Depositary through one of the permitted methods at the corresponding address on the “Important Instructions and Information” page on or prior to the Expiration Date.

THE LETTER OF TRANSMITTAL (TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE. THE METHOD OF DELIVERY (CHOSEN FROM AMONG THE METHODS PERMITTED BY THE OFFER TO PURCHASE AND LETTER OF TRANSMITTAL) OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN DELIVERED BY ONE OF THE PERMITTED METHODS AND ACTUALLY RECEIVED BY THE DEPOSITARY. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.
No alternative or contingent tenders will be accepted. All tendering Stockholders, by execution of the Letter of Transmittal, waive any right to receive any notice of the acceptance of their Shares for payment. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Stockholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. The Company encourages tendering Stockholders to submit tender material as early as possible, so that such Stockholders will have as much time as possible prior to the Expiration Date to correct any defects or irregularities in their tenders. See Section 2 of the Offer to Purchase and the Instructions to the Letter of Transmittal for additional details regarding the procedures for properly tendering Shares.
2.
Minimum Tenders.   A Stockholder may tender any or all of his, her or its Shares (including fractional shares) in whole or in part.

3.
Tender Price and Number of Shares Tendered.

To tender all of your Shares: If you are tendering all of your Shares, check the box entitled “Tender All Shares Owned” under the box captioned “Unconditional Tender” in this Letter of Transmittal.
To tender less than all of your Shares:   If you are tendering less than all of your Shares, please indicate in the space provided under the box captioned “Unconditional Tender” in this Letter of Transmittal the number of Shares that you are tendering. Enter a fractional or whole number of Shares only. Be certain that you do not indicate that you are tendering more Shares than you actually own. If the number of Shares you indicate on the Letter of Transmittal exceeds the number of Shares you own, we will deem you to have tendered all of your Shares.
VOLUNTARY CORPORATE ACTION COY: HITR

4.
Conditional Tenders.   As described in Sections 1 and 6 of the Offer to Purchase, a tendering stockholder may condition his or her tender of Shares upon the Company purchasing a specified minimum number of the Shares tendered.

If you wish to make a conditional tender you must indicate this under the box captioned “Conditional Tender” in this Letter of Transmittal. In such box, you must calculate and appropriately indicate the minimum number of Shares that must be purchased if any are to be purchased.
As discussed in Sections 1 and 6 of the Offer to Purchase, proration may affect whether the Company accepts conditional tenders and may result in Shares tendered pursuant to a conditional tender being deemed withdrawn if the minimum number of Shares would not be purchased. If, because of proration (because more than the 1,000,000 Shares (or such greater number as we may elect to purchase, subject to applicable law) are properly tendered and not properly withdrawn), the minimum number of Shares that you designate will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all of your Shares and checked the box so indicating. Upon selection by lot, if any, the Company will limit its purchase in each case to the designated minimum number of Shares to be purchased.
All tendered Shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed.
The conditional tender alternative is made available so that a stockholder may seek to structure the purchase of Shares pursuant to the Offer in such a manner that the purchase will be treated as a sale of such Shares by the stockholder, rather than the payment of a dividend to the stockholder, for U.S. federal income tax purposes. It is the tendering stockholder’s responsibility to calculate and appropriately indicate the minimum number of Shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for United States federal income tax purposes. Each stockholder is urged to consult with his or her own financial or tax advisor with respect to the advisability of making a conditional offer before completing this section. No assurances can be provided that a conditional tender will achieve the intended United States federal income tax result for any stockholder tendering Shares. See Section 6 and Section 17 of the Offer to Purchase.
5.
Mailing Instructions.   Complete the mailing instructions section if you are requesting that your check be mailed to an address different than the address of record. If you complete this section, each signature must be medallion signature guaranteed.

6.
Signatures on Letter of Transmittal.   If the Letter of Transmittal is signed by the registered Stockholder(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as shown on the records of the Company without alteration, enlargement or any change whatsoever.

If any of the Shares tendered hereby are held of record by two or more joint holders, all such holders must sign the Letter of Transmittal.
Please see Section 8 of these Instructions if your Shares are registered in the name of a custodian or other nominee.
If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted and such signature must be affixed with a medallion guarantee.
VOLUNTARY CORPORATE ACTION COY: HITR

7.
Guarantee of Signatures.   No signature guarantee is required if the Letter of Transmittal is signed by the registered Stockholder(s) of the Shares tendered therewith and the Stockholder(s) have not checked the box entitled “Mail to Alternate Address” or “Mail to Custodian of Record” under the box captioned “Distribution Method” and provided an alternate address in the box captioned “Mailing Instructions.” If one or more Shares are registered in the name of the person other than the person executing the Letter of Transmittal, or if payment is to be made to a person other than the person executing the Letter of Transmittal, or if payment is to be made to a person other than the registered Stockholder, then this Letter of Transmittal must be guaranteed by an eligible guarantor institution. If payment is to be made by wire to the Custodian, only if payments are to be aggregated to the Custodian, a signature guarantee is required.

8.
Custodian Information.   If your Shares are held through a broker, dealer, commercial bank, trust company, custodian or other nominee, you are not the holder of record on the Company’s books and you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures and provide them with any necessary paperwork in order to have them tender your Shares. Stockholders holding their Shares through such broker, dealer, commercial bank, trust company, custodian (such as an IRA account) or other nominee must not deliver a Letter of Transmittal directly to the Depositary. The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Shares must submit the Letter of Transmittal that pertains to your Shares to the Depositary on your behalf. If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted and such signature must be affixed with a medallion guarantee.

9.
Waiver of Conditions.   The Company expressly reserves the absolute right, in its sole discretion, to waive any of the specified conditions of the Offer, in whole or in part, in the case of any Shares tendered.

10.
Requests for Assistance and Additional Copies.   Questions and requests for assistance or requests for additional copies of the Offer to Purchase, the Letter of Transmittal and other related materials may be directed to the Company by phone at (571) 529-6390 or by mail at 450 Park Avenue, Suite 1400, New York, New York 10022.

11.
Validity of the Letter of Transmittal.   The Company will determine, in its sole discretion, all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares, and the Company’s determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of Shares that it determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in any tender of Shares. None of the Company, the Depositary or any other person will be under any duty to give notification of any defect or irregularity in tenders or waiver of any such defect or irregularity or incur any liability for failure to give any such notification.

VOLUNTARY CORPORATE ACTION COY: HITR